AMENDED AND RESTATED
                        FOREIGN CUSTODY MANAGER AGREEMENT

         AGREEMENT made as of the 24th day of April, 2008 between Rydex Dynamic Funds (the "Trust") and U.S. Bank, N.A. (formerly, Star Bank, N.A.) ("U.S. Bank" or the "Custodian").

                                   WITNESSETH:

         WHEREAS, U.S. Bank serves as Custodian to the Trust pursuant to a Custody Agreement dated November 30, 1993;

         WHEREAS, U.S. Bank desires to serve as a Foreign Custody Manager and perform the duties set forth herein the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and U.S. Bank hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning:

         1. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given such terms in the Rule, as that term is defined below.

         2. "BOARD" means the board of trustees of the Trust.

         3. "ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in the Rule.

         4. "FOREIGN ASSETS" means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Trust's or the Trust's series' (each, a "Fund" and collectively, the "Funds") transactions in those investments.

         4. "MONITORING SYSTEM" means a system established by U.S. Bank to fulfill the Responsibilities specified in clauses 1(d) and (e) of Article IV of this Agreement.

         5. "RESPONSIBILITIES" means the responsibilities delegated to U.S. Bank as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by U.S. Bank, as such responsibilities are more fully described in Article IV of this Agreement.

         6. "RULE" means Rule 17f-5 under the Investment Company Act of 1940, as amended.

         7. "SPECIFIED COUNTRY" means each country listed on Schedule I attached hereto (as such Schedule may be amended by U.S. Bank from time to time) and each country, other than the United States, constituting the primary market for a security with respect to which the Trust, or a Fund, has given settlement instructions to U.S. Bank as custodian under its Custody Agreement with the Trust.

         8. "SUB-CUSTODIAN" means and includes (i) any branch of a "U.S. bank," as that term is defined in the Rule, and (ii) any Eligible Foreign Custodian having a contract with the Custodian which the Custodian has determined will provide reasonable care of the Trust's assets based on the standards specified in Article IV.

                                   ARTICLE II
                     U.S. BANK AS A FOREIGN CUSTODY MANAGER

         1. The Trust on behalf of its Board hereby delegates to U.S. Bank with respect to each Specified Country the Responsibilities (the "Delegation").

         2. U.S. Bank accepts the Delegation and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a bailee for hire having responsibility for safekeeping of the Trust's Foreign Assets (as such defined by the Rule) would exercise.

         3. U.S. Bank will provide to the Board and the Funds' investment adviser (the "Advisor") written reports notifying them of the placement of Foreign Assets with a particular Sub-Custodian and/or Eligible Foreign Custodian selected by U.S. Bank within a Specified Country and any material change in the Trust's or a Fund's foreign custody arrangements (including any material change in any contract governing such arrangements) at such times as the Board deems reasonable and appropriate based on the circumstances of the Trust's foreign custody arrangements.

                                   ARTICLE III
                              APPOINTMENT OF AGENTS

         1. In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with Eligible Foreign Custodians who are members of the Sub-Custodian's network to hold Securities and cash of a Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any Sub-Custodian and the maintenance of a Fund's Foreign Assets will be at the Custodian's expense and will not relieve the Custodian of any of its obligations or liabilities under this Agreement or the Rule. The Custodian will be liable for the actions of any Sub-Custodian (regardless of whether Foreign Assets are maintained in the custody of a Sub-Custodian, a member of its network, or an Eligible Securities Depository in accordance with Rule 17f-7 under the Investment Company Act of 1940 (the "1940 Act")) appointed by it as if such actions had been done by the Custodian.

         2. If, after the initial appointment of a Sub-Custodian by the Board in connection with this Agreement, the Custodian wishes to appoint additional or different Sub-Custodians other than Eligible Foreign Custodians to hold property of the Trust, it will promptly notify the Advisor and provide it with information reasonably necessary for the Board to approve the Sub-Custodian's, including a copy of the proposed agreement with such Sub-Custodian. The Board will approve such Sub-Custodian at the next regularly scheduled meeting of the Board following the Advisor's receipt of such notice.

         3. In performing its delegated responsibilities as foreign custody manager to place or maintain a Fund's assets with a Sub-Custodian, the Custodian will determine that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the Specified Country in which the Fund's assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1) under the 1940 Act.

         4. The agreement between the Custodian and each Sub-Custodian acting hereunder will provide reasonable care for Foreign Assets based on the standards specified in Rule 17f-5(c)(1) and contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

         5. The Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Trust. The Custodian further warrants that the Trusts' assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing; and (iv) whether the Trust will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

         6. The Custodian will ensure that a Sub-Custodian has established an effective system to monitor on a continuing basis: (i) the appropriateness of maintaining a Fund's assets with an Eligible Foreign Custodian who is a member of a Sub-Custodian's network; (ii) the performance of the contract governing the Trust's and/or Sub-Custodian's arrangements with such Eligible Foreign Custodian; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Trust and the Advisor of any material change in these risks.

         7. The Custodian will use reasonable commercial efforts to collect all income and other payments with respect to Foreign Assets to which the Trust is be entitled and will credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income, the Trust and Custodian will consult as to the measurers and compensation and expenses of the Custodian relating to such measures.

                                   ARTICLE IV
                                RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, U.S. Bank will, with respect to each Specified Country, select an Eligible Foreign Custodian. In connection therewith, U.S. Bank must: (a) determine that Foreign Assets of the Funds held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (b) determine that the Trust's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Trust's assets based on the standards specified in paragraph (c)(1) of the Rule;
(c) determine that each contract with an Eligible Foreign Custodian includes the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide in their entirety, the same or a greater level of care and protection for the Trust's assets as the provisions set forth in (c)(2)(i)(A) through (F); (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the a Fund's Foreign Assets with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule including the performance of the contract governing such arrangement; and (e) promptly advise the Trust and the Advisor whenever the Custodian determines under the Monitoring System that an arrangement (including any material change in the contract governing such arrangement) described in preceding clause (c) no longer meets the requirements of the Rule, and withdraw the Trust's Foreign Assets from such Eligible Foreign Custodian as promptly as is reasonable practicable.

         2. For purposes of clause (d) of preceding Section 1 of this Article, U.S. Bank's determination of appropriateness shall not include, nor be deemed to include, and evaluation of Country Risks associated with investment in a Specified Country. For purposes hereof, "Country Risks" shall mean systematic risks of holding assets in a particular country including, but not limited to,
(a) a Sub-Custodian's or Eligible Foreign Custodian's use of any depositories that act as or operate a system or transnational system for the central handling of securities or equivalent book-entries; (b) a Specified Country's financial infrastructure, (c) a Specified Country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                    ARTICLE V
                                 REPRESENTATIONS

         1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or the Advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. U.S. Bank hereby represents that: (a) U.S. Bank is duly organized and existing as a National Banking Association organized under the laws of the United States with principal offices located in Cincinnati, Ohio, with full power to carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by U.S. Bank, constitutes a valid and legally binding obligation of U.S. Bank enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on U.S. Bank prohibits U.S. Bank's execution or performance of this Agreement; (c) U.S. Bank is a "U.S. bank" as defined in paragraph (a)(7) of the Rule; and (d) U.S. Bank has established and will maintain the Monitoring System.

                                   ARTICLE VI
                              CONCERNING U.S. BANK

         1. U.S. Bank shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust except to the extent the same arises out of the failure of U.S. Bank to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall U.S. Bank be liable to the Trust, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. Anything contained herein to the contrary notwithstanding, nothing contained herein shall affect or alter the duties and responsibilities of U.S. Bank or the Trust under any other agreement between U.S. Bank and the Trust, including without limitation, the Custody Agreement or any Securities Lending Agreement.

         2. The Trust agrees to indemnify U.S. Bank and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, U.S. Bank by reason or as a result of any action or inaction or arising out of U.S. Bank's performance hereunder, provided that the Trust shall not indemnify U.S. Bank to the extent any such costs, expenses, damages, liabilities or claims arises out of U.S. Bank's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. U.S. Bank shall have only such duties as are expressly set forth herein. In no event shall U.S. Bank be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VII
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Trust and U.S. Bank with respect to the subject matter. In the event of a conflict between the provisions in the Custody Agreement between the Trust and the Custodian and the terms of this Agreement, the terms of this Agreement shall govern. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Schedule III attached hereto (as amended from time to time).

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to U.S. Bank, shall be sufficiently given if received by it at its offices at 425 Walnut Street, Cincinnati, Ohio 45202, or at such place as U.S. Bank may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at c/o Rydex Dynamic Funds, 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850, Attention: Carl G. Verboncoeur, Vice President, or at such other place as the Trust may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of Delaware, without regard to conflicts of laws principles thereof. The Trust and U.S. Bank each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, U.S. Bank is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between U.S. Bank and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement will terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of such notice.

         9. In consideration of the services provided by U.S. Bank hereunder, the Trust will pay to U.S. Bank such compensation and out-of-pocket expenses as may be agreed upon from time to time.

         IN WITNESS WHEREOF, the Trust and U.S. Bank have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                    RYDEX DYNAMIC FUNDS

                                    /s/ Carl G. Verboncoeur, President
                                    on behalf of each Fund identified on
                                    Schedule II attached hereto individually
                                    and severally, and not jointly and severally


                                    U.S. BANK, N.A.

                                    By: /s/ Michael R. McVoy
                                       ---------------------

                                    Title: Vice President
                                           --------------

                        FOREIGN CUSTODY MANAGER AGREEMENT

                                   SCHEDULE I


                                     Ireland
                                      India

                        FOREIGN CUSTODY MANAGER AGREEMENT

                                   SCHEDULE II


                         NASDAQ-100(R) 2x Strategy Fund

                        FOREIGN CUSTODY MANAGER AGREEMENT

                                  SCHEDULE III

------------------------------------------------------------------------------------------------------------------------------------
                                                   GLOBAL SUB-CUSTODIAL SERVICES
                                            ANNUAL FEE SCHEDULE AND SPECIFIED COUNTRIES
------------------------------------------------------------------------------------------------------------------------------------
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
     COUNTRY          INSTRUMENT      SAFEKEEPING   TRANSACTION           COUNTRY          INSTRUMENT     SAFEKEEPING   TRANSACTION
                                         (BPS)          FEE                                                  (BPS)          FEE
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Argentina                 All               15.00           $40    Lithuania                 All               20.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Australia                 All                2.00           $30    Luxembourg                All                4.00           $25
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Austria                   All                3.50           $35    Malaysia                  All                6.00           $80
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Bahrain                   All               50.00          $140    Mali                      All               40.00          $155
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Bangladesh                All               40.00          $150    Malta                     All               22.00           $75
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Belgium                   All                2.50           $45    Mauritius                 All               30.00          $100
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Benin                     All               40.00          $155    Mexico                    All                3.00           $20
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Bermuda                   All               15.00           $60    Morocco                   All               35.00          $100
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Botswana                  All               25.00           $50    Namibia                   All               30.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Brazil                    All               15.00           $35    Netherlands               All                3.00           $25
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Bulgaria                  All               40.00           $80    New Zealand               All                3.00           $40
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Burkina Faso              All               40.00          $155    Niger                     All               40.00          $155
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Canada                    All                1.25           $12    Nigeria                   All                30.0           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Cayman Islands            All                1.00           $10    Norway                    All                3.00           $45
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Channel Islands           All                1.50           $25    Oman                      All               50.00          $140
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Chile                     All               20.00           $60    Pakistan                  All               30.00          $100
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
China"A" Shares           All               15.00           $65    Palestinian               All               45.00          $140
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
China"B" Shares           All               15.00           $65    Peru                      All               45.00          $105
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Columbia                  All               40.00          $100    Philippines               All                8.00           $75
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Costa Rica                All               15.00           $60    Poland                    All               25.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Croatia                   All               35.00           $65    Portugal                  All               15.00           $85
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Cyprus                    All               15.00           $45    Qatar                     All               45.00          $140
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Czech Republic            All               20.00           $50    Romania                   All               35.00          $100
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Denmark                   All                3.00           $50    Russia              Equities/Bonds          30.00          $200
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Ecuador                   All               35.00           $65    Russia                  MINFIN              15.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Egypt                     All               40.00          $100    Senegal                   All               40.00          $155
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Estonia                   All                7.00           $25    Serbia                    All               65.00          $175
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Euromarkets(3)            All                1.50           $10    Singapore                 All                3.00           $40
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Finland                   All                5.00           $45    Slovak Republic           All               25.00          $110
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
France                    All                2.50           $45    Slovenia                  All               25.00          $110
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Germany                   All                1.00           $30    South Africa              All                3.00           $15
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Ghana                     All               25.00           $50    South Korea               All               10.00           $20
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Greece                    All               20.00          $105    Spain                     All                3.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Guinea Bissau             All               50.00          $155    Sri Lanka                 All               15.00           $60
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Hong Kong                 All                6.00           $60    Swaziland                 All               30.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Hungary                   All               35.00          $135    Sweden                    All                2.00           $45
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Iceland                   All               15.00           $60    Switzerland               All                2.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
India                     All               10.00          $105    Taiwan                    All               20.00          $100
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Indonesia                 All               12.00          $100    Thailand                  All                6.00           $45
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Ireland                Equities              3.00           $30    Togo                      All               40.00          $155
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Ireland               Gov't Bonds            1.50           $10    Trinidad & Tobago         All               30.00           $65
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Israel                    All               15.00           $45    Tunisia                   All               40.00           $45
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Italy                     All                3.00           $50    Turkey                    All               15.00           $15
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Ivory Coast               All               40.00          $155    UAE                       All               45.00          $130
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Jamaica                   All               35.00           $50    United Kingdom            All                1.50           $10
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Japan                     All                1.50           $15    Ukraine                   All               30.00           $45
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Jordan                    All               40.00          $125    Uruguay                   All               50.00           $65
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Kazakhstan                All               60.00          $150    Venezuela                 All               40.00          $125
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Kenya                     All               30.00           $50    Vietnam                   All               40.00          $130
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Latvia                 Equities             15.00           $75    Zambia                    All               30.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Latvia                   Bonds              25.00           $90    Zimbabwe                  All               30.00           $50
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------
Lebanon                   All               25.00           $90
------------------- ---------------- ------------- -------------   ------------------- ---------------- ------------- -------------

BASE FEE - A monthly base charge of $1,200.00 per account (fund) will apply.
--------

Notes:

(1) Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.

(2) A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.

(3) Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

            o Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing - fees waived

FOR NON-US RESIDENT CLIENTS INVESTING IN THE U.S. MARKET:
Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes. Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client. Please refer to the separate Non-Resident Alien (NRA) fee schedule.

NOTE: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a "W8Ben" form per account stating their ownership of the assets, the above will not apply.

CASH TRANSACTIONS

            o   CURRENCY TRADE - $10.00 per transaction

            o 3RD PARTY FOREIGN EXCHANGE - a Foreign Exchange transaction undertaken through a third party will be charged $50.

STANDARD NON-U.S. PROXY SERVICES FEES

            o   Notification                    $5

            o   Vote                            $10

            o   Relationship Set Up Fee         $100

TAX RECLAMATION SERVICES - may be subject to additional charges depending upon the service level agreed. Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

COMMUNICATION FEES

            o INFORM - Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD 200 per month including installation and training.

            o SWIFT REPORTING AND MESSAGE FEES - the following fees will apply in respect of client requested SWIFT reports and messages:

                  o  CASH REPORTING -

                       o   MT900 - Cash Debit Advice           $1.80 each

                       o   MT910 - Cash Credit Advice          $1.80 each

                       o   MT940 - Detail Cash Statement       $1.00 per message

                       o   MT950 - Cash Statement              $1.00 per message

                  o  SECURITIES POSITION REPORTING

                       o   MT535 - Statement of Holdings       $2.00 per message

                       One MT535 will be issued per account per month free of charge.

                       o   MT536 - Statement of Transactions   $2.00 per message

                       o   MT537 - Statement of Pendings       $2.00 per message

                  o  CONFIRMATIONS

                       o   MT544 - Receive Free Confirm        $1.00 per message

                       o   MT545 - Receive Against Payment     $1.00 per message
                                   Confirm

                       o   MT546 - Deliver Free Confirm        $1.00 per message

                       o   MT547 - Deliver Against Payment     $1.00 per message
                                   Confirm

                  o  FACSIMILE REPORTING FEES

                       o   Corporate Actions Notifications     $2.00 per
                                                               notification

                       o   Cash and Securities Reports         $1.00 per page

OUT OF POCKET EXPENSES

                  o Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

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                  o  A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.